    AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON AUGUST 24, 1999

                                                              FILE NO. 333-72295
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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                      ------------------------------------



                       Post-Effective Amendment No. 2 to



                                    Form S-1
                             REGISTRATION STATEMENT
                                   UNDER THE
                             SECURITIES ACT OF 1933
                      ------------------------------------
                           CANARGO ENERGY CORPORATION
             (Exact name of Registrant as specified in its charter)

          DELAWARE                          1311                         91-0881481
(State or other jurisdiction    (Primary Standard Industrial    (IRS Employer Identification
    of incorporation or         Classification Code Number)                 No.)
       organization)

  SUITE 1580, 727 - 7TH AVENUE S.W., CALGARY, ALBERTA T2P 0Z5  TELEPHONE (403)
                                    777-1185
         (Address and telephone number of principal executive offices)
                      ------------------------------------

                                SUSAN E. PALMER
                           CANARGO ENERGY CORPORATION
  1400 BROADFIELD BOULEVARD, SUITE 100, HOUSTON, TEXAS 77084  TELEPHONE (281)
                                    492-6992
           (Name, address and telephone number of agent for service)
                      ------------------------------------
                Please forward a copy of all correspondence to:
                             ALAN D. JACOBSON, ESQ.
                         KELLY LYTTON MINTZ & VANN LLP
 1900 AVENUE OF THE STARS, SUITE 1450, LOS ANGELES, CALIFORNIA 90067  TELEPHONE
                                 (310) 277-5333
                      ------------------------------------

    Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.

    If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. [X]

    If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

    If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration for the same offering. [ ]

    If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

    If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]
                      ------------------------------------

    The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

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


                            DEREGISTRATION OF SHARES

     CanArgo Energy Corporation originally registered 21,264,643 shares of common stock. CanArgo sold a total of 11,850,362 shares in the offering, which terminated August 6, 1999. The purpose of this post-effective amendment no. 2 is to deregister the 9,414,281 shares which were not sold in the offering.

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Calgary, Alberta, Canada, on August 24, 1999.

                                              CANARGO ENERGY CORPORATION

                                              By: /s/ MICHAEL BINNION
                                                --------------------------------
                                                  Michael Binnion,
                                                  President

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.


SIGNATURE                                                  TITLE                   DATE
---------                                                  -----                   ----
              /s/ DAVID ROBSON                 Chief Executive Officer and     August 24, 1999
---------------------------------------------  Director (Principal Executive
                David Robson*                  Officer)

             /s/ MICHAEL BINNION               President, Chief Financial      August 24, 1999
---------------------------------------------  Officer and Director
               Michael Binnion                 (Principal Financial Officer)

          /s/ J.F. RUSSELL HAMMOND             Director                        August 24, 1999
---------------------------------------------
            J.F. Russell Hammond

               /s/ PEDER PAUS                  Director                        August 24, 1999
---------------------------------------------
                 Peder Paus*

            /s/ NILS N. TRULSVIK               Director                        August 24, 1999
---------------------------------------------
              Nils N. Trulsvik*

            /s/ ANTHONY J. POTTER              Controller (Principal           August 24, 1999
---------------------------------------------  Accounting Officer)
             Anthony J. Potter*



*By /s/  MICHAEL BINNION
    ------------------------------
    Michael Binnion
    Attorney-in-fact



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